Exhibit a (iv) under Form N-1A
                                           Exhibit 3 (i) under Item 601/Reg. S-K

                                FEDERATED EQUITY FUNDS

                                   AMENDMENT NO. 10
                                        TO THE
                                  AMENDED & RESTATED
                                 DECLARATION OF TRUST
                                 Dated August 15, 1995


THIS Declaration of Trust is amended as follows:

A. Strike subsection (p) from Section 1 (Powers) of Article V (Powers of the Trustees) and replace it with the following:

                  "(p) To borrow money. The Trust may also enter into reverse repurchase agreements in amounts not in excess of one-third of its total assets in order to meet redemption requests without immediately selling any portfolio instruments."

      The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees by Unanimous Consent on September 1, 1999, and approved by Shareholder at a meeting on the 5th day of November, 1999.

      WITNESS the due execution hereof this 29th day of August, 2000.

/S/ JOHN F. DONAHUE                 /S/ LAWRENCE D. ELLIS, M.D.
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John F. Donahue                     Lawrence D. Ellis, M.D.

/S/ THOMAS G. BIGLEY                /S/ PETER E. MADDEN
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden

/S/ JOHN T. CONROY, JR.             /S/ CHARLES F. MANSFIELD, JR.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/S/ NICHOLAS P. CONSTANTAKIS        /S/ JOHN E. MURRAY, JR.
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Nicholas P. Constantakis            John E. Murray, Jr.

/S/ JOHN F. CUNNINGHAM              /S/ MARJORIE P. SMUTS
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John F. Cunningham                  Marjorie P. Smuts

/S/ J. CHRISTOPHER DONAHUE          /S/ JOHN S. WALSH
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J. Christopher Donahue              John S. Walsh